Exhibit 10.59

DECEMBER 2012 CREDIT AGREEMENT

This Credit Agreement (this “Agreement”) is entered into between JOHN PAPPAJOHN (“Pappajohn”, or the “Lender”), and CANCER GENETICS, INC., a Delaware corporation (the “Company”), as of December 7, 2012.

WHEREAS, the Company desires that the Lender provide to it credit in the principal amount of One Million Dollars ($1,000,000); and

WHEREAS, the Lender is willing to provide such $1,000,000 credit (exclusive of amounts previously advanced) to the Company on the terms and conditions hereof;

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1. Loan and Note. The Lender shall advance to the Company on the date hereof the aggregate amount of One Million Dollars ($1,000,000). Upon execution of this Agreement and funding of the new loan, the Company shall execute and deliver to Lender a Promissory Note in substantially the form of Exhibit A attached hereto (collectively the “Note”), dated the date of the advance, to evidence the terms and conditions of the Company’s repayment of, and other obligations with respect to, the credit advanced by Lender (the “Loan”) to the Company hereunder and thereunder.

2. Warrant.

(a) As additional consideration for extending the credit and making the Loan set forth in this Agreement, on or about the date hereof, the Company shall issue and deliver to the Lender Stock Purchase Warrants (the “Warrant”) to purchase 117,647 shares of common stock in the aggregate.

(b) If a registration statement for an initial public offering of the Company’s common stock (“IPO”) has not been declared effective by the Securities and Exchange Commission (“SEC”) prior to March 7, 2013, then the Company shall issue and deliver to the Lender additional Warrants to purchase 11,765 shares of the Company’s common stock.

(c) If a registration statement for an IPO has not been declared effective by the SEC prior to June 7, 2013, then the Company shall issue and deliver to the Lender additional Warrants to purchase 11,765 shares of the Company’s common stock.

(d) All Warrants shall expire on December 7, 2022, and have an exercise price equal to $8.50 per share (which price shall be reduced to the price paid per share by the public in the IPO if less), and shall be in the form of Exhibit B attached hereto.

All share numbers in Section 2 shall be subject to equitable adjustment in the event of any stock split, stock combination, recapitalization or similar transaction between the date hereof and the issuance of the respective Warrant.

3. Use of Proceeds. The Company covenants to use the proceeds for the Loan for current operations and for expenses related to the IPO process, including auditing, legal, filing and printing fees.

4. Joinder to Stockholders’ Agreement. In the event that the Warrant (or any portion thereof) is exercised prior to an IPO, and shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company are issued pursuant thereto (the “Lender’s Warrant Shares”), the Lender and the Company shall execute and deliver to each other a Joinder Agreement (the “Joinder Agreement”) in substantially the form of Exhibit C attached hereto, pursuant to which the Lender shall become a party to the Amended and Restated Stockholders’ Agreement, dated as of April 13, 2010, by and among the Company and the individuals or entities listed on Schedule I, Schedule II and Schedule III thereto (as may be amended or modified from time to time, the “Stockholders’ Agreement”)

5. Definitions. Capitalized terms not otherwise defined herein shall have the following meanings:

“Event of Default” means (i) any material breach by the Company of a warranty or representation contained in this Agreement or any material default by the Company in the performance of any of its obligations hereunder, or (ii) the occurrence of any event that would constitute a material breach by the Company of any representation or warranty, or a material default by the Company in the performance of any of its obligation under, the Note or any of the other Transaction Documents; provided, however, that if the Company has a right to cure such breach or default as provided in the agreement with respect to which such breach or default arises, then the Lender shall have first been given any notice as provided for in such agreement and the Company shall have failed to take action within the time period set forth therein to cure or remedy such breach or default.

“Lender’s Warrant Shares” means the shares of Common Stock delivered, or deliverable, upon the due exercise of the Warrant.

“Maturity Event” means June 7, 2014.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Transaction Documents” means the Note, the Warrant, and the Lock-Up Agreement.

6. Loan Maturity and Penalty Interest. The entire outstanding balance of the Note shall become due and payable upon the occurrence of a Maturity Event or upon the occurrence of certain other events, all as more specifically provided for in the Note.

7. Company Warranties and Representations. The Company hereby makes the following representations and warranties to the Lender:

7.01 Organization, Good Standing and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or its leasing of property makes such qualification or licensing necessary, unless the failure to so qualify would not have a material adverse effect on the business or financial condition of the Company.

7.02 Authorization. The Company has full power and authority with respect to, and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement and the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company under this Agreement and the Transaction Documents, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Lender’s Warrant Shares deliverable upon due exercise of the Warrant. This Agreement and the Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

7.03 Corporate Governance Documents. The Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) filed with the Office of the Delaware Secretary of State on December 5, 2011, as amended by the Certificate of Amendment filed with the Office of the Delaware Secretary of State on November 27, 2012, remains in full force and affect and has not been amended since the date of that filing. The Stockholders’ Agreement, including any amendments or supplements thereto, provided to the Lender prior to the date are true and complete copies of such agreements, which agreements remain in full force and effect.

7.04 Valid Issuance. The Warrant has been duly and validly authorized and, upon the due exercise of the Warrant and conversion of the Note, the Shares issued will be validly issued, fully paid and non-assessable, and shall be free and clear of all liens, claims, encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Company has reserved a sufficient number of shares of its authorized and un-issued Common Stock for issuance upon exercise of the Warrants or conversion of the Note.

7.05 Consents. The execution and delivery of, and the performance by the Company of its obligations under, this Agreement and the Transaction Documents do not, and in the event of the due exercise of the Warrant, the issuance of the Lender’s Warrant Shares, will not, require any consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.

7.06 No Conflict, Breach, Violation or Default. The execution and delivery of, and the performance by the Company of its obligations under, this Agreement and the Transaction Documents and the issuance and delivery of the Lender’s Warrant Shares upon exercise of the Warrant will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Incorporation or Bylaws, each as in effect on the date hereof or thereof, or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its assets or properties, or (b) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its assets or properties is subject

7.07 Litigation. There are no pending material actions, suits or proceedings against or affecting the Company or any of its properties; and to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

8. Lender’s Representations and Warranties The Lender hereby makes the following representations and warranties to the Company:

8.01 Authorization. Lender has full power and authority with respect to, (i) the authorization, execution and delivery of this Agreement and the Transaction Documents and (ii) the authorization of the performance of all obligations of the Lender hereunder or thereunder. This Agreement and the Transaction Documents constitute the legal, valid and binding obligations of the Lender, enforceable against the Lender in accordance with their respective terms (to the extent the Lender is a party thereto), subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

8.02 Consents. The execution and delivery of, and the performance by the Lender of its obligations under, this Agreement and the Transaction Documents do not and will not, require any consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official.

8.03 No Conflict, Breach, Violation or Default. The execution and delivery of, and the performance by the Lender of its obligations under, this Agreement and the Transaction Documents will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Lender or any of its assets or properties, or (ii) any agreement or instrument to which the Lender is a party or by which the Lender is bound or to which any of its assets or properties is subject.

9. Mandatory Conversion. Lender shall convert the principal amount of his Note as of the closing of an IPO into shares of the Company’s common stock, effective upon closing, at a conversion price equal to the lesser of (i) $8.50 or (ii) the price paid by the public in the IPO. The $8.50 price shall be subject to adjustment for any stock splits, stock combinations, recapitalizations or similar transactions between the date hereof and consummation of the IPO in a manner consistent with Section (f)(1) and f(2) of the Warrant

10. Lender Cooperation. The Lender agrees to execute at the request of the Company (a) a Lock Up Agreement referred to above or as otherwise requested by any underwriter for the IPO and any assignments thereof and (b) documents reasonably requested by the Company’s existing lenders with respect to payment and priority of the obligations created hereunder. The Lender reaffirms all Lock Up agreements or similar documents executed by them and agree that they will operate in favor of any underwriter of an IPO for the Company.

11. Negative Pledge. The Company will not, without Lender’s consent, create any mortgage, lien, or encumbrance on, or pledge of, any of its property or assets, or file or permit the filing of any financing statement under the Uniform Commercial Code, while this Note is outstanding; provided however that the Section 12 shall not prevent or restrict the creation of (a) purchase money mortgages or security interests to secure the purchase price of any assets or property or to secure indebtedness incurred solely for the purpose of financing the acquisition of any such property, (b) leases of real or personal property, whether operating leases or capital leases, where the collateral consists solely of the real or personal property being leased, (c) mortgages or security interests existing on property or assets at the time of the acquisition of the property or assets by the Company; (d) refunding or extension of mortgages or liens existing at the date hereof or any extensions or continuation statements file with respect to existing indebtedness for amounts not exceeding the original principal amount of the indebtedness refunded or extended; (e) tax liens, (f) landlords’ liens, mechanics’ liens, materialmens’ liens or other liens created by the operation of law; (g) liens resulting from partial payments under government contracts, or (h) other liens and encumbrances in respect of property or assets of the Company which are incidental to the conduct of the business of the Company, which were not incurred in connection with the borrowing of money or obtaining credit and which do not materially detract from the property and assets of the Company.

12. Notices. All notices and other communications given or made pursuant to this Agreement, pursuant to the Note, or pursuant to any of the other Transaction Documents that either incorporate the notice provisions hereof by reference or that fail to contain provisions for the manner of giving notice thereunder, shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth beneath their signature hereto, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section.

13. Lender’s Legal Fees. The Company shall reimburse Lender up to $10,000 for the reasonable legal fees and costs of the Lender’s legal counsel in connection with the preparation and review of this Agreement, the Transaction Documents and the transactions contemplated therein. The Company shall make such reimbursement within 10 days of Lender’s delivery to the Company of a copy of any invoice from Lender’s counsel to Lender with respect to such legal fees and costs.

14. Costs of Collection. If the Note is not paid when due, whether at maturity or by acceleration, the Company agrees to pay all reasonable costs of collection, including but not limited to reasonable attorneys’ fees and reasonable expenses incurred by Lender on account of such collection, whether or not suit is commenced.

15. Amendments and Waiver. Unless otherwise specifically stated herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Lender and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

16. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

17. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement.

18. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to conflicts of law principles.

19. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of, the respective representatives, successors and assigns of the parties; provided, however, that the Company may not assign this Agreement without the consent of the Lender except in connection with an assignment by operation of law pursuant to a merger that constitutes a Maturity Event.

20. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party has executed, or caused to be executed by a duly authorized individual, this Agreement as of the date first set forth above.

COMPANY

CANCER GENETICS, INC.

By:	/s/ Panna Sharma
Name:	Panna Sharma
Title:	President & CEO

Address:
201 Route 17 North, 2nd Floor
Rutherford, New Jersey 07070
Attention: Panna Sharma

	Facsimile:	201-528-9201
	E-mail:	psharma@cancergenetics.com

LENDER

/s/ John Pappajohn
John Pappajohn